Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Equity Incentive Plan, as amended, of Anacor Pharmaceuticals, Inc. of our report dated March 29, 2011, with respect to the financial statements of Anacor Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California

May 26, 2011